                                         Warrant to Purchase 7,000,000 shares of
                                                                    Common Stock



                             DATAMETRICS CORPORATION



                          COMMON STOCK PURCHASE WARRANT




                  NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW, AND THEY SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED IN VIOLATION THEREOF UNTIL EITHER (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SECURITIES WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SECURITIES MAY LEGALLY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

                  THIS CERTIFIES THAT DMTR, LLC (hereafter sometimes called the "Holder") is entitled to purchase from Datametrics Corporation, a Delaware corporation (the "Company"), at the price and during the periods as hereinafter specified, up to Seven Million (7,000,000) shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock") at the Exercise Price (defined below), subject to adjustment of the Exercise Price, as provided herein. This Warrant is subject to adjustment in accordance with ss.9 of this Warrant.

         1. The rights represented by this Warrant shall be exercisable at any time and from time to time on and after the date hereof, subject to adjustment in accordance with ss.9 of this Warrant, until 5:00 p.m. New York City time on January 31, 2007 (the "Exercise Period"), at a purchase price equal to $.125 per share (the "Exercise Price").

         2. The rights represented by this Warrant may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Warrant at the principal executive office of the Company: 1717 Diplomacy Row, Orlando, Florida 32809 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock as to which this Warrant is so exercised. Payment of the Exercise Price shall be as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Price, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, (iii) by application to the payment required such number of Warrant Shares otherwise issuable to the Holder upon such exercise, in which case an amount equal to the excess of the Market

Price (as defined below) of such specified number of shares on the date of exercise over the portion of the payment required attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iv) by a combination of the methods described in clauses (i), (ii) and (iii) above. For purposes hereof, the term "Market Price" shall mean the closing bid price of the shares of Common Stock on the NASDAQ Over-the-Counter Bulletin Board or such other exchange on which such shares are listed, or, in the absence of any such listing, the fair market value thereof determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this ss.2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holder of record of such shares of Common Stock at that time and date. The certificate or certificates for the shares of Common Stock so purchased shall be delivered to such person within three business days after this Warrant shall have been exercised. Upon any such exercise, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder at such time. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price.

         3. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering this Warrant for cancellation at the office of the Company referred to in ss.2 hereof, accompanied by an opinion of counsel reasonably satisfactory to the Company and its counsel, stating that such transfer does not violate the Securities Act or such state securities laws. Notwithstanding the foregoing, this Warrant and the Warrant Shares may be transferred by the original Holder hereof to any of its "affiliates" (as defined in the 1933 Act) without the requirements of an opinion of legal counsel, so long as such transfer is in compliance with federal and state securities laws.

         4. The Company covenants and agrees that it shall no later than June 30, 2001 amend its Certificate of Incorporation (the "Amendment") and take such other steps as may be necessary so that the Company will at all times during the Exercise Period after the Amendment has become effective have authorized and reserved such number of shares of its Common Stock as would be issuable upon the exercise of this Warrant. The Company covenants and agrees that the Warrant Shares will, upon issuance and payment therefor, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof.

         5. The Company will not by amendment of the Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on exercise of this Warrant above the amount payable therefor on such exercise and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares.

         6. The Company hereby represents and warrants to the Holder as follows:

                  (a) (1) The Company has the requisite corporate power and authority to enter into this Warrant, (2) the execution and delivery of this Warrant by the Company has been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (3) this Warrant has been duly executed and delivered by the Company, (4) this Warrant constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) laws relating to the availability of specific performance, injunctive relief or other general principles of equity (whether or not such relief is sought at law or equity), (b) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (c) limitations imposed by applicable federal and state securities laws upon the enforcement of the indemnification provisions herein, (5) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (6) the Company has all requisite corporate power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby, (7) the Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the business, properties, assets, operations, condition, financial or otherwise, performance or prospects of the Company (a "Material Adverse Effect") and (8) there is no pending or, to the Company's knowledge, threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to this Warrant or which may otherwise have a Material Adverse Effect.

                  (b) This Warrant is validly issued and free from any taxes, liens and encumbrances in respect of the issue thereof and is not subject to preemptive rights or other similar rights of stockholders of the Company. The Warrant Shares have been duly authorized and validly reserved for issuance and, upon issuance in accordance with the Charter, will be validly issued, fully paid and nonassessable, free of any taxes, liens and encumbrances related to the issuance thereof and not subject to any preemptive rights or similar rights of stockholders.

                  (c) Assuming that the Holder is an accredited investor under applicable law and is acquiring this Note for its own account, for investment purposes and not with a view to any distribution hereof, the offer, sale and issuance of the Warrant is exempt from the registration requirements of the 1933 Act and from the registration requirements of the applicable state securities laws.

                  (d) The issuance, execution and delivery of this Warrant by the Company and the issuance of Common Stock upon the exercise hereof will not result in any violation of the Company's articles of incorporation or bylaws (each as currently in effect), or violate or be in conflict with, result in a breach of or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a Material Adverse Effect on the condition, financial or otherwise, or operations of the Company or result in the creation of any lien, charge or encumbrance upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or government or regulatory or self-regulatory agency in order for it to (A) issue, execute or deliver this Warrant, or (B) issue the Warrant Shares upon the exercise hereof.

         7. The Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

         8. (a) At any time commencing after the date hereof and ending on the date which is the later of two years after exercise of the Warrant or the date on which the Holder may sell all Warrant Shares without limitation under Rule 144 under the Securities Act, the Holder may require that the Company file a registration statement to register under the Securities Act not less than twenty percent (20%) of the Warrant Shares held by the Holder. Upon any such request, the Company shall promptly use its best efforts to effect the registration under the Securities Act of the Warrant Shares which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

                  (i) The Company shall not be obligated to use its best efforts to file and cause to become effective any registration statements during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) has been filed and not withdrawn or has been declared effective within the 90 days prior to the request by the Holder hereunder.

                  (ii) The Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this ss.8 if at the time of such request (a) the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering in which the Holders of Warrant Shares may include Warrant Shares pursuant to ss.8(b) or (b) the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company, as approved by the Board of Directors, provided however, that the Company may only delay the filing or effectiveness of a registration statement pursuant to this ss.8(a) for a total of 120 days after the date of a request for registration pursuant to this ss.8(a).

                  (b) If, at any time commencing after the date hereof and ending on the date which is the later of two years after exercise of the Warrant or the date on which the Holder may sell all Warrant Shares without limitation under Rule 144 under the Securities Act, the Company proposes (whether for its own account or at the request of a stockholder entitled to require the Company) to register any of its securities under the Securities Act (other than in connection with a merger or pursuant to Form S-4 or Form S-8 or other comparable
Form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of any such registration statement, pre-effective or post-effective amendment thereto (the "Registration Statement"), to the Holder of its intention to do so. If the Holder notifies the Company within twenty (20) days after receipt of any such notice of such Holder's desire to include the Warrant Shares owned by it in such proposed Registration Statement, the Company shall afford the Holder the opportunity to have any of its Warrant Shares registered under such Registration Statement at the Company's expense. However, there can be no assurance that the Company will effectuate any public offering of its securities, nor does the Company have any obligation to effectuate any such offering.

                  (c) If the Registration Statement referred to in ss.8(b) that the Company has determined to file would have, but for the inclusion of the Warrant Shares, related to a firm underwriting to be sold exclusively for the benefit of the Company or such stockholder, and the underwriter (or managing underwriter, if there be more than one underwriter) shall have advised the Company in writing that the inclusion of the Warrant Shares will render impracticable the proposed public offering on behalf of the Company or such stockholder, then the Company shall not be obliged to include the Warrant Shares in said Registration Statement, notwithstanding the provisions of ss.8(b); provided, however, that should the underwriter or underwriters advise the Company in writing that some but not all of the shares of stockholders of the Company (including the Holder) can be included in said registration statement without making the proposed public offering impracticable, then shares of such stockholder shall be included pro rata (in terms of the number of shares requested to be so included). The Holder shall execute and deliver such agreements and instruments as the Company and the underwriters may require in connection with any public offering related to the Registration Statement, including, without limitation, customary standstill agreements.

                  (d) Notwithstanding the provisions of ss.8(b), the Company shall have the right at any time after it shall have given written notice pursuant to ss.8(b) (irrespective of whether a written request for inclusion of the Warrant Shares shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  (e) In the case of each registration effected by the Company pursuant to this ss.8 the Company will keep the Holder or its Permitted Assignee advised in writing as to the initiation of each registration and as to the completion thereof. As used in this Warrant, "Permitted Assignee" shall mean an "affiliate" of the Holder as defined in Rule 144 of the Securities Act or any other transferee pursuant to a transfer made in compliance with applicable state and federal securities laws. At its expense, the Company will:

                  (i) Keep such registration effective for a period of 6 months or until the Holder or its Permitted Assignee has completed the distribution described in the Registration Statement relating thereto, whichever occurs later.

                  (ii) Furnish such number of prospectuses and other documents incident thereto as the Holder or its Permitted Assignee from time to time may reasonably request.

                  (iii) Use its best efforts to register or qualify such Warrant Shares under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable a Holder to consummate the disposition in such jurisdictions of the Warrant Shares owned by such Holder; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this subsection (e) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board of Directors determines to be contrary to the best interests of the Company or to modify any of its contractual relationships then existing.

                  (iv) Without limiting subsection (iii) above, use its best efforts to cause such Warrant Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder holding such Warrant Shares to consummate the disposition of such Warrant Shares.

                  (v) List such Warrant Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Warrant Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange as the holders of a majority of such Warrant Shares shall reasonably request.

                  (f) Indemnification will be furnished as follows:

                  (i) In connection with any registration of any Warrant Shares under the Securities Act pursuant to this Warrant, the Company shall indemnify and hold harmless the holders of Warrant Shares, each underwriter, broker or any other person acting on behalf of the holders of Warrant Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Warrant Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Warrant Shares, such underwriter, such broker or such other person acting on behalf of the holders of Warrant Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment supplement or document incident to registration or qualification of any Warrant Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Warrant Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any investor, underwriter, broker or other person acting on behalf of holders of the Warrant Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Warrant Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such investor, underwriter, broker or other person acting on behalf of holders of the Warrant Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Warrant Shares to such person.

                  (ii) In connection with any registration of Warrant Shares under the Securities Act pursuant to this Agreement, each holder of Warrant Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this ss.8) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Warrant Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Warrant Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Seller of Warrant Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Warrant Shares effected pursuant to such registration.

                  (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this ss.8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnified party on account of this ss.8. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this ss.8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this ss.8. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

                  (iv) If the indemnification provided for in this ss.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person

                  (g) The Holder shall furnish to the Company such information regarding the Holder and any information relating to the registration of any of the Company's securities proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration.

         9. The Exercise Price shall be subject to adjustments from time to time only as follows:

         (1) If the Company shall, at any time or from time to time, issue any shares of Common Stock without consideration or for a consideration per share less than the applicable Exercise Price, in effect immediately prior to the issuance of such Common Stock, then such Exercise Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

         (a) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Exercise Price in effect immediately prior to such issuance, and (y) the consideration received by the Company upon such issuance; by

         (b) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

         (2) For the purposes of any adjustment of an Exercise Price pursuant to clause (1) above, the following provisions shall be applicable:

         (a) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

         (b) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment, and reasonably acceptable to the Holder.

         (c) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

         (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (a) and (b) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

         (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (a) and (b) above);

         (iii) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

         (iv) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

         (v) No further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

         (3) If, at any time, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

         (4) If, at any time, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, including, for example, by a reverse stock split, then, following the record date for such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

         (5) In the event of any capital reorganization of the Company, any reclassification of the Common Stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Warrant shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganization, reclassifications, consolidations or mergers.

         (6) No adjustment in any Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under paragraphs (i) through (v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

         (7) In any case in which the provisions of this ss.9 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (d) above; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

         (8) Whenever an Exercise Price shall be adjusted as provided in paragraph (iv), the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to the Holder affected by the adjustment at such Holder's address appearing on the Company's records.

         (9) If the Company shall propose to take any action of the types described in clauses (3), (4) or (5) of this paragraph, the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on each Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (10) Upon the effectiveness of the Amendment, the Company shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise of this Warrant.

         (11) Without duplication of any other adjustment provided for in this ss.9, at any time the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, provision shall be made so that each Warrant Holder shall receive upon exercise thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Company which it would have received had its Warrant been converted into shares of Common Stock on the date of such event and had such Holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this ss.9 with respect to the rights of such Warrant Holder.

         (12) In case any event shall occur as to which the provisions of this Section are not strictly applicable or, if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Section, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles in its good faith determination, so as to preserve, without dilution, the purchase rights represented by this Warrant.

         10. The Company shall pay all expenses, insurance, taxes and other charges payable in connection with the preparation, execution and delivery of certificates for Common Stock issuable upon exercise of the Warrant, except that if such certificate is registered in a name or names other than the name of the holder of such Warrant or any affiliate of such holder, funds sufficient to pay all stock transfer taxes which are payable upon the execution and delivery of such certificate shall be paid by such holder to the Company when such Warrant is surrendered for exercise.

         11. The Company hereby agrees to indemnify and hold harmless the Holder and its respective affiliates, directors, officers, partners, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including attorneys', accountants' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or covenant of the Company contained in this Warrant or other document delivered by the Company pursuant to or in connection with this Warrant.

         12. All notices and other communications from the Company to the Holder shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company (and shall be deemed effective on the third day following the date of mailing). All communications from the Holder of this Warrant to the Company shall be mailed by first class mail to the Company at it principal business address, or such other address as may have been furnished to the Holder of this Warrant in writing by the Company.

         13. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of law. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of any New York State or Federal court located in New York County, New York in any action or proceeding arising out of or relating to this Warrant,
(b) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines and (c) irrevocably agree that all claims in respect of such an action or proceeding may be heard and determined in such court.

         14. The representations, warranties, covenants and agreements of the Company and the Holder contained herein shall survive the completion of the transactions related to the exercise of this Warrant or the lapsing of the Exercise Period, as the case may be.

         IN WITNESS WHEREOF, Datametrics Corporation has caused this Warrant to be signed by its duly authorized officer on this January 31, 2001.


                                       DATAMETRICS CORPORATION



                                       By: ____________________________
                                             Name:  Vincent J. Cahill
                                             Title:  Chief Executive Officer